EXHIBIT 99.1

Airship AI Reports First Quarter 2026 Financial Results

First Quarter 2026 Net Revenues of $6.3 Million, Gross Profit of $3.2 Million and Gross Margin of 50%

Net Revenue Increase of 15% and Gross Margin Increase of 42% as Compared to Q1 of the Prior Year

Redmond, WA – May 11, 2026 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today reported its financial and operational results for the first quarter ended March 31, 2026.

Q1 2026 Financial Highlights

•	Net revenues for the quarter ended March 31, 2026, were $6.3 million.

•	Gross profits for the quarter ended March 31, 2026, were $3.2 million.

•	Gross margin percentage was 50% for the quarter ended March 31, 2026. Higher margins were in part due to increased solution sales with more Airship AI branded hardware and software offerings.

•

Operating loss was $1,582,000 for the quarter ended March 31, 2026, reflected in increased stock-based compensation of $666,000 and increased investments in sales and marketing-related expenditures and research and development expenses which are expected to increase future sales.

•

Other income for the quarter ended March 31, 2026, was $861,000, primarily due to a gain from the change in fair value of warrant liability of $1.5 million, offset by a $726,000 loss on change in fair value of the earnout liability.

•	Net loss for the quarter ended March 31, 2026, was $721,000, or $0.02 per basic share, primarily related to noncash expenses of $861,000 and stock-based compensation of $666,000.

•	Net cash provided by operating activities was $814,000 in the quarter ended March 31, 2026.

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Cash and cash equivalents was $12.6 million and accounts receivable was $5.4 million as of March 31, 2026.

Q1 2026 & Subsequent Operational Highlights

•

Backlog as of May 8, 2026 was $4.6 million, representing firm fixed price contracts awarded in the fourth quarter of 2025 and the first quarter of 2026 that will be shipped and invoiced in the following quarter(s). Backlog is not indicative of future quarterly revenue as approximately 75% of quarterly revenue is transactional and recognized in the same quarter.

•

Our total validated pipeline at May 8, 2026 was approximately $165.3 million, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across all our customer verticals. Our pipeline includes opportunities at varying stages of progression with expected award timeframes throughout the next 18-24 months.

•	New significant contract awards and or procurement activities during Q1 2026 include:

o	$1.9 million brand name only award from a Department of Homeland Security (DHS) agency supporting National Special Security Event deployments.

o	$2.1 million brand name only award from a DHS agency supporting technical surveillance requirements for border security operations.

o	$3.0 million in cumulative awards from a large commercial customer supporting a technical refresh of deployed hardware and software.

•

Added several new large opportunities to the pipeline that are tied to the One Big Beautiful Bill (OB3) funding for the current fiscal year. These opportunities are tied to large procurement efforts within DHS supporting homeland security priorities for the agency as part of the current administration’s efforts to strengthen border security and protect the homeland.

•

Added a new Director of Commercial Sales and Director of Federal Business Development to the Company, both of whom bring extensive experience in the commercial integrator space, critical to our rapid expansion into the larger commercial market where a robust and attractive partner program is key to success.

•

Added (Ret) Chief David Aguilar as our first Advisory Board Member. Chief Aguilar was the former Acting Commissioner of Customs and Border Protection, Deputy Commissioner, and Chief of the Border Patrol. Chief Aguilar brings a wealth of knowledge on border security operations and mission requirements, as well as operational leadership, which we believe will be incredibly valuable as we continue to expand our support to this and other agencies within the DHS.

•

Due to the sensitive nature of many of our customers and deployment use cases, we are often restricted from publicly disclosing awards and/or limited as to the specifics of the customer and use case. Consequently, most of our awards are executed on closed or restricted contract vehicles, which further limits the sharing of information that might otherwise be available.

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2026 Outlook

•	Capitalize on growing momentum in the current fiscal year around long-term business development efforts that are forecasted to be funded in 2026 through the OB3.

•	Maintain focus on improving gross margin percentages supporting our goal of cash flow positive operations before the end of 2026.

•

Continue tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the potential cash exercise of public warrants.

•	Continue training and refinement of our edge (Outpost AI) and datacenter / cloud (Fortress) based analytic platforms supporting emerging edge analytic workflows.

•	Continue refining our agentic AI engine (Ask Airship) which enables users to use natural language to extract intelligence from real-time and stored data across the user’s enterprise.

•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.

•	Expand brand awareness engagements in new verticals through targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.

Management Commentary

“The first quarter of 2026 extended the momentum we built in the fourth quarter, particularly across preparatory procurement and teaming activities tied to several anticipated large award opportunities expected later in the current fiscal year,” said Paul Allen, President of Airship AI. “While certain fiscal appropriation procedural challenges at the Department of Homeland Security were addressed under new leadership, procurement activity during the quarter continued to be constrained by the absence of finalized budgets for the remaining DHS agencies and delays in the disbursement of OB3 funds.

“Despite these budget-related headwinds, we successfully secured several awards supporting critical border technology initiatives and AI-driven public safety capabilities associated with National Special Security Events, including the World Cup and America’s 250th anniversary celebrations. At the same time, increasing market awareness of the breadth of our platform, the maturity of our integrations, and our ability to support mission-critical requirements led to several new partnerships in which we are serving as both prime and/or subcontractor. We believe these developments further strengthen our positioning and expand our ability to scale as procurement activity accelerates.

“During the quarter, we attended several critical industry tradeshows, including ISC-West, the premier event for physical and cybersecurity in the US. Leveraging the extensive network from our newly added sales and business development leaders, we were able to substantially expand the number of security integrators interested in leading with Airship AI as a core product offering to their customers, from the regional to national level. These discussions and the follow-on customer engagements post-event highlight the strength in our differentiated approach to this marketplace.

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“At the show, we announced several key updates to our AI software suite, including enhanced functionality within Ask Airship, our agentic AI natural-language search tool. Based on feedback from initial customer and partner deployments, we believe these enhancements materially improve operational efficiency for customers managing federated and enterprise security environments, while also increasing their ability to extract actionable intelligence from both real-time and historical data. We believe this capability further differentiates our platform and supports the growing demand for more predictive, intelligence-driven security operations.

“We also introduced several new integrated hardware and software offerings that enable customers to deploy our edge AI platform, Outpost AI, through turnkey operational sensor packages. By combining our software and hardware with commercial off-the-shelf and government off-the-shelf technologies, we are making it easier for customers to rapidly procure and deploy urgently needed public safety and physical security solutions. We believe these packaged offerings enhance the accessibility of our platform and create additional avenues for near-term growth.

“While we remain primarily focused on expanding our AI software offerings, we continue to see meaningful opportunities to extend our platform through integration with both internally developed and third-party hardware solutions that broaden the reach of our ecosystem. This includes opportunities across both federal and commercial markets, particularly in areas where we see attractive greenfield potential, such as autonomous AI-driven robotic platforms designed to support public safety, security, and operational use cases.

“As we move through the second half of the fiscal year, we remain highly encouraged by the strength of our pipeline, the progress we made during the quarter, and our team’s ability to execute against the opportunities ahead. Assuming budgets for the remaining federal agencies are approved within the next one to two months, we believe the foundation is in place for procurement activity to increase meaningfully, supporting what we expect will be a very active and momentum-driven finish to the year,” concluded Mr. Allen.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

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Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) the projected technological developments of Airship AI; and (4) current and future potential commercial and customer relationships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026, and the other documents that the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2026 and December 31, 2025

	March 31, 2026	December 31, 2025 (1)
ASSETS	Unaudited

CURRENT ASSETS:
Cash and cash equivalents	$12,567,574	$11,750,021
Accounts receivable, net of allowance for credit losses of $0	5,379,360	6,462,675
Prepaid expenses and other	309,808	294,191
Total current assets	18,256,742	18,506,887

OTHER ASSETS
Other assets	160,528	160,528
Operating lease right of use asset	705,564	807,915

TOTAL ASSETS	$19,122,834	$19,475,330

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$1,208,951	$1,149,811
Accrued expenses	53,835	27,966
Current portion of operating lease liability	449,980	438,635
Deferred revenue- current portion	5,488,260	4,668,105
Total current liabilities	7,201,026	6,284,517

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	308,396	425,109
Warrant liability	11,828,604	13,328,006
Earnout liability	3,347,120	2,620,933
Deferred revenue- non-current	3,638,801	3,966,407
Total liabilities	26,323,947	26,624,972

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' DEFICIT:
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 34,412,064 and 34,368,162 shares issued and outstanding as of March 31, 2026 and December 31, 2025	3,439	3,434
Additional paid in capital	39,155,450	38,478,030
Accumulated deficit	(46,340,831)	(45,620,227)
Accumulated other comprehensive loss	(19,171)	(10,879)
Total stockholders' deficit	(7,201,113)	(7,149,642)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$19,122,834	$19,475,330

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

For the three months ended March 31, 2026 and 2025

 (Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
	Unaudited	Unaudited
NET REVENUES:
Product	$3,949,335	$4,497,240
Post contract support	2,381,338	998,051
Other services	22,625	7,737
	6,353,298	5,503,028
COST OF NET REVENUES:
Cost of Sales	2,679,373	2,923,087
Post contract support	468,979	312,021
Other services	39,101	32,916
	3,187,453	3,268,024
GROSS PROFIT	3,165,845	2,235,004
RESEARCH AND DEVELOPMENT EXPENSES	843,696	719,382
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,903,719	3,229,979
TOTAL OPERATING EXPENSES	4,747,415	3,949,361
OPERATING LOSS	(1,581,570)	(1,714,357)
OTHER INCOME (EXPENSE) :
(Loss) gain from change in fair value of earnout liability	(726,187)	9,823,605
Gain from change in fair value of warrant liability	1,499,402	15,521,183
Interest income, net	87,751	77,554
Total other income, net	860,966	25,422,342

(LOSS) INCOME BEFORE PROVISON FOR INCOME TAXES	(720,604)	23,707,985

Provision for income taxes	-	-

NET (LOSS) INCOME	(720,604)	23,707,985

OTHER COMPREHENSIVE (LOSS)
Foreign currency (loss), net	(8,292)	(7,409)

TOTAL COMPREHENSIVE (LOSS) INCOME	$(728,896)	$23,700,576

NET (LOSS) INCOME PER SHARE:
Basic	$(0.02)	$0.75
Diluted	$(0.02)	$0.61

Weighted average shares of common stock outstanding
Basic	34,382,474	31,704,117
Diluted	34,382,474	38,820,839

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AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2026 and 2025

(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(720,604)	$23,707,985
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Stock-based compensation	666,064	428,286
Amortization of operating lease right of use asset	102,351	83,396
(Gain) from change in fair value of warrant liability	(1,499,402)	(15,521,183)
Loss (gain) from change in fair value of earnout liability	726,187	(9,823,605)
Changes in operating assets and liabilities:
Accounts receivable	1,083,315	(1,555,893)
Prepaid expenses and other	(15,617)	(49,428)
Operating lease liability	(105,368)	(83,750)
Accounts payable - trade and accrued expenses	85,009	1,429,270
Deferred revenue	492,549	(712,922)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	814,484	(2,097,844)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant exercise, net	10	59,400
Repayment of advances from founders	-	(600,000)
Proceeds from stock option exercises	11,351	43,201

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	11,361	(497,399)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	825,845	(2,595,243)

Effect from exchange rate on cash	(8,292)	(7,409)

CASH AND CASH EQUIVALENTS, beginning of period	11,750,021	11,414,830

CASH AND CASH EQUIVALENTS, end of period	$12,567,574	$8,812,178

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$-

Noncash investing and financing
Issuance of common stock for earnout shares	$-	$5,282,125
Recognition of operating right-of-use asset	$-	$304,339
Recognition of operating lease liability	$-	$304,339

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